Exhibit 99.1

Australian Defence Force Selects AeroVironment Wasp® AE for
AUD $101 Million Small Unmanned Aircraft Systems Program

•                  AeroVironment to provide Wasp® AE systems over three years with multi-year training and support

•                  Total contract value to AeroVironment of up to USD $36.5 million for hardware and services over program lifespan

•                  Australian partners XTEK, GD Mediaware and Sentient to provide added capabilities for WASP AE and local support for the Australian Defence Force

MONROVIA, Calif., June 1, 2017 — AeroVironment, Inc. (NASDAQ: AVAV), a global leader in unmanned aircraft systems (UAS) for both military and commercial applications, today announced the selection of the company’s Wasp AE small unmanned aircraft system by the Australian Defence Force (ADF).  The ADF Indefinite Delivery/Indefinite Quantity (ID/IQ) contract calls for the delivery of Wasp AE systems over a three-year period, as well as training and logistics support for up to ten years, for a total AeroVironment contract value of up to USD $36.5 million.

“Wasp AE provides all environment situational awareness in a highly portable package,” said Kirk Flittie, AeroVironment vice president and general manager of its Unmanned Aircraft Systems business segment. “Along with our Australian partners XTEK, GD Mediaware and Sentient, we look forward to supporting and protecting ADF forces with the industry’s leading small UAS capabilities.”

AeroVironment is working closely with Australian partners XTEK, GD Mediaware and Sentient Vision to provide WASP AE, a proven capability in service with militaries around the world, which will then be modified with Australian content to meet both ADF and Australia industry needs.  XTEK and AeroVironment will provide local maintenance, training and field support to serve the immediate needs of ADF while expanding AeroVironment’s global support capabilities.

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The Wasp AE weighs 2.8 pounds, operates for up to 50 minutes at a range of up to five kilometers and delivers live, streaming color and infrared video from its pan-tilt-zoom Mantis i22 AE gimbaled payload. Launched by hand and capable of landing on the ground or in fresh or salt water, the Wasp AE provides portability and flexibility for infantry, littoral or maritime reconnaissance operations.

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About AeroVironment

AeroVironment (NASDAQ: AVAV) provides customers with more actionable intelligence so they can proceed with certainty.  Based in California, AeroVironment is a global leader in unmanned aircraft systems, tactical missile systems and electric vehicle charging and test systems, and serves militaries, government agencies, businesses and consumers. For more information visit www.avinc.com.

Safe Harbor Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, reliance on sales to the U.S. government; availability of U.S. government funding for defense procurement and R&D programs; changes in the timing and/or amount of government spending; risks related to our international business, including compliance with export control laws; potential need for changes in our long-term strategy in response to future developments; unexpected technical and marketing difficulties inherent in major research and product development efforts; changes in the supply and/or demand and/or prices for our products and services; the activities of competitors and increased competition; failure of the markets in which we operate to grow; failure to remain a market innovator and create new market opportunities; changes in significant operating expenses, including components and raw materials; failure to develop new products; the extensive regulatory requirements governing our contracts with the U.S. government; product liability, infringement and other claims; changes in the regulatory environment; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

AeroVironment, Inc.

Steven Gitlin

+1 (626) 357-9983

pr@avinc.com

Mark Boyer

For AeroVironment, Inc.

+1 (310) 229-5956

mark@boyersyndicate.com

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